EXHIBIT 99.5

                                                                  EXECUTION COPY

                             SUPPLEMENTAL INDENTURE

     THIS SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of May 17, 2007, is entered into by and between China Shen Zhou Mining & Resources, Inc., a Nevada corporation (the "Company") and The Bank of New York, as trustee (the "Trustee") . Capitalized terms used herein but not otherwise defined herein shall have the respective meanings set forth in the Indenture (as defined below).

                                  WITNESSETH:

     WHEREAS, the Company and the Trustee have entered into an Indenture (the "Indenture"), dated as of December 27, 2006, which sets forth the terms and conditions for the issuance by the Company of US $28,000,000 6.75% Senior Convertible Notes due 2012 (the "Notes");

     WHEREAS, Section 8.02 of the Indenture provides that the Company and the Trustee may, from time to time and at any time, with the consent of the holders of a majority in aggregate principal amount of the Notes at the time outstanding, enter into indentures supplemental thereto for the purpose of changing in any manner any of the provisions of the Indenture subject to the conditions set forth therein;

     WHEREAS, the holder of a majority in aggregate principal amount of the Notes currently outstanding has consented (the evidence of such consent having been obtained and provided to the Trustee as required under the Indenture) to the execution of this Supplemental Indenture by the parties hereto; and

     WHEREAS, the Company has complied with the requirements under the Indenture to execute this Supplemental Indenture and, in connection therewith, has provided the Trustee with an Officers' Certificate and an Opinion of Counsel to the satisfaction of the Trustee.

     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:

1. Amendments to the Indenture. The Indenture is hereby amended as follows:

     1.1. Paragraph (d) under the definition of "Liquidated Damages" in
Section 1.01 of the Indenture is deleted in its entirety, the word "and" is inserted at the end of paragraph (b) under such definition, and ", and" at the end of paragraph (c) under such definition is replaced with ".", such that the definition of "Liquidated Damages" shall read in its entirety as follows:

"Liquidated Damages" means any of

     (a) the aggregate amount of $750,000 due and payable by the Company to the Holders on a PRO RATA basis (proportionate to their holding of the Notes that are at that time outstanding) on or before November 23, 2007 if the Company has not obtained a Public Listing on or before November 15, 2007 or if the Company is not at that time currently maintaining such listing,

     (b) the aggregate amount of $1,300,000 due and payable by the Company to the Holders on a PRO RATA basis (proportionate to their holding of the Notes that are at that time outstanding) (x) on April 2, 2007, if the Company has not complied with Section 4.20(a), and (y) on or before January 7 of the year
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subsequent to any fiscal year for which the Company has not complied with
Section 4.20(b), and

     (c) the aggregate amount of $750,000 due and payable by the Company to the Holders on a PRO RATA basis (proportionate to their holding of the Notes that are at that time outstanding) on or before the fifth Business Day from the 145th day following (i) the Issue Date, if the Company has not complied with the initial appointment of an officer pursuant to Section 4.27(a) and (ii) the date on which there occurs vacancy in the position in the event when the Company has not complied with Section 4.27(b).

     For all purposes of this Indenture, the term "premium" shall include Liquidated Damages, if any, with respect to the Notes."

     1.2. Paragraph (a) under Section 4.18 of the Indenture is deleted in its entirety such that Section 4.18 shall read in its entirety as follows:

"SECTION 4.18. Other Covenants.

     Unless approved by Holders of at least a majority in aggregate principal amount of the Notes then outstanding, the Company shall not, and shall cause its Subsidiaries not to,

     (a) except for the Conversion Shares, cause to authorize, create (by way of reclassification or otherwise) or issue or sell any securities of the Company or any Subsidiary (including without limitation any and all shares of capital stock, securities convertible into, or exchangeable or exercisable for, such shares, and options, warrants or other rights to acquire such shares and any securities that represent the right to receive any of the foregoing);

     (b) cause to amend, repeal or alter the articles of incorporation; or

     (c) appoint, remove or change the independent public accountants of the Company or any of its Subsidiaries except in accordance with Section 4.20."

     1.3. A new Section 9.09 is inserted at the end of Article IX of the Indenture as follows:

"SECTION 9.09. Conversion Limitation

     Notwithstanding any provision to the contrary in the Indenture or any other agreement, the Company shall not effect any conversion of any portion of the Notes, and Citadel Equity Fund Ltd. ("Citadel") shall not have the right to convert any portion of the Notes held by it, to the extent that after giving effect to the conversion of such portion of the Notes (the "Subject Notes"). Citadel (together with its Affiliates) would beneficially own in excess of 9.99% of the number of Common Shares outstanding immediately after giving effect to such conversion (the "Conversion Limitation"). For purposes of the foregoing sentence, the number of Common Shares beneficially owned by Citadel and its Affiliates shall include the number of Common Shares issuable upon conversion of the Subject Notes, but shall exclude the number of Common Shares which would be issuable upon (A) conversion of the remaining, nonconverted portion of the Notes beneficially owned by Citadel or any of its Affiliates and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by Citadel or any of its Affiliates. Except as set forth in the preceding sentence, for purposes of this Section, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. For purposes of this Section, in determining the number of outstanding Common Shares,


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Citadel may rely on the number of outstanding Common Shares as reflected in (x)
the Company's most recent annual, quarterly or current report on Form 10-K, 10-KSB, 10-Q, 10-QSB or Form 8-K, respectively, as the case may be; (y) a more recent public announcement by the Company or (z) any other notice by the Company setting forth the number of Common Shares outstanding. For any reason at any time, upon the written request (which, for the avoidance of doubt, includes a request via e-mail) of Citadel, the Company shall within three business days confirm orally and in writing to Citadel the number of Common Shares then outstanding. In any case, the number of outstanding Common Shares shall be determined after giving effect to the conversion or exercise of securities of the Company, including any Notes, by Citadel or its Affiliates since the date as of which such number of outstanding Common Shares was reported. By not less than sixty-one (61) days' prior written notice to the Company, Citadel may, at its election, increase or decrease the Conversion Limitation to any other percentage not in excess of 9.99% specified in such notice, and the Conversion Limitation shall continue to apply until such sixty-first day (or such later date, as determined by Citadel, as may be specified in such notice)."

2. Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is ratified and confirmed in all respects and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder heretofore or hereafter authenticated and delivered shall be bound hereby.

3. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

4. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

5. Counterparts.

     5.1. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Supplemental Indenture.

     5.2. This Supplemental Indenture may be executed in one or more counterparts and when a counterpart has been executed by each party, all such counterparts taken together shall constitute one and the same agreement.

6. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.

                           [SIGNATURE PAGES TO FOLLOW]


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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

CHINA SHEN ZHOU MINING & RESOURCES, INC.

By:    /s/ Xiaojing Yu
       ----------------------
Name:  Xiaojing Yu
Title: Chief Executive Officer



                                                THE BANK OF NEW YORK,
                                                a New York banking corporation,
                                                as Trustee
                                                By:    /s/ Lici Zhu
                                                       ----------------------
                                                Name:  Lici Zhu
                                                Title: Assistant Treasurer